PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

         THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (hereinafter the "Agreement") is entered into effective March 1, 2006 (hereinafter the "Effective Date"), by and between Gull Avenue, LLC, a Delaware limited liability company, or its Assignee (hereinafter the "Buyer") and MONTGOMERY REALTY GROUP, INC. A NEVADA CORPORATION (hereinafter the "Seller"), for the purposes of setting forth the agreement of the parties and of instructing FIRST AMERICAN TITLE INSURANCE COMPANY (hereinafter the "Escrow Agent" and/or "Title Company") with respect to the transaction contemplated by this Agreement, and is based upon the following facts and representations:

                                 R E C I T A L S

         A. Seller owns that certain real property consisting of approximately 7.43 acres and commonly known as 560 Eccles Avenue, South San Francisco, County of San Mateo, State of California, 94080, and more particularly described on Exhibit "A" attached hereto (hereinafter the "Real Property").

         B. The Real Property is an undeveloped parcel of land situated in the "East of 101" area of South San Francisco, California. The land is adjacent to Gull Avenue and has ingress and egress easements (the "Easements") to Eccles Avenue, South San Francisco, California. The Real Property has no tenants and is not occupied or used by Seller.

         C. Buyer wishes to purchase the "Property" (as hereinafter defined) and Seller wishes to sell the Property on the price and terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Seller and Buyer agree as follows:

                                    AGREEMENT

1.       ASSETS INCLUDED IN SALE

         Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the following (collectively being, the "Property"):

         (a) Real Property. The fee simple interest in that certain parcel of real property commonly known as 560 Eccles Avenue, South San Francisco, County of San Mateo, State of California, 94080, and situated on approximately 7.43 acres, being Assessors Parcel Number 015-082-210 and more particularly described in Exhibit "A" attached hereto.

         (b) Appurtenances. Any and all rights, privileges, and easements appurtenant to or used in connection with the Real Property, including, without limitation, all minerals on and under the Real Property, all oil, gas or hydrocarbon drilling rights, as well as all development rights and credits, air rights, solar rights, water, water rights, whether within or without the Real Property, and any easements, rights-of-way, strips and gores or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property, including, but not limited to, all existing licenses, authorizations, approvals, zoning permits, together with any development

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permits, subdivision map applications, surveys, or similar rights which may accrue to the benefit of the Real Property from the date this Agreement is entered into until the closing date, as the same may be incidental to or appurtenant to the Real Property (hereinafter, collectively, the "Appurtenances");

         (c) Improvements. There are no known improvements to the Real Property; however, to the extent that any such improvements exist, Seller shall convey any and all buildings and improvements together with fixtures and articles of attached or appurtenant to or used in connection with the Real Property, including, but not limited to, all apparatus, equipment and appliances used in connection with the operation and occupancy thereof and facilities used to provide any utility services, ventilation, or other services thereto, together with all plumbing, lighting, electrical, and related fixtures, to the extent that they are located in or on the premises herein described (all of which hereinafter, collectively, the "Improvements").

         (d) Personal Property. Any and all personal property, equipment and supplies of Seller located on or in or used in connection with the operation of the Real Property, if any. The personal property that will be transferred by Bill of Sale at the closing is more fully set forth on a completed inventory list attached hereto as Exhibit "B" (hereinafter the "Personal Property").

         (e) Intangibles. Any and all interest of Seller in intangible property now or hereafter owned by Seller and used in connection with the Property, including, but not limited to, any and all leases and/or rights of first refusal as the same may be connected with the Property, together with any and all applications, architectural, site landscaping or other permits, maps, approvals, authorizations and other entitlements, surveys, licenses, studies, transferable guarantees and warranties covering the Real Property and/or Improvements, contract rights (except for those contracts described in Section 1(g) hereof), books, records, reports, test results, environmental assessments, transferable utility contracts or other rights that may currently exist or which may hereafter arise (hereinafter, collectively, the "Intangibles"). Seller shall convey all Intangibles, including, but not limited to, certificates of occupancy, licenses, authorizations, approvals, permits, and signage rights relating to or affecting the Property to the extent the same may be owned or controlled by Seller and are assignable to Buyer.

         (f) Leases and Security Deposits. There are no known tenants in possession or tenants with a contractual right to possession.

         (g) Other Contracts. Seller shall assign such maintenance contracts, service contracts, and similar matters as Buyer may choose to assume. Buyer shall determine which contracts Buyer wishes to assume and Buyer and Seller shall execute an Assignment of Service Contracts, Warranties, Guaranties and Other Intangibles as to said contracts in the form substantially similar to that set forth on Exhibit "G" attached hereto. As to all maintenance, service, and similar contracts which Buyer does not wish to assume, Seller shall terminate said contracts effective as of the "Closing Date" (as hereinafter defined) at no cost or expense to Buyer. The tenant leases, together with the maintenance, service, and related contract rights that Buyer elects to assume are hereinafter, collectively, the "Contract Rights."

         All of the items described in subsections (a), (b), (c), (d), (e), (f), and (g) above are intended to be consistent with each other and in furtherance of the parties objective that Buyer is purchasing all of Seller's interests in the Property itself so as to own and control such interests to the same extent that Seller owns and controls them except as to those rights are non-assignable, related to adjacent properties, or specifically excepted by other provisions of this Agreement.

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2.       PURCHASE PRICE.

         The Purchase Price of the Property is Ten Million Five Hundred Thousand Dollars ($10,500,000) (hereinafter the "Purchase Price"). The Purchase Price shall be paid all cash at the "Closing" (as hereinafter defined).

3.       BUYER'S DEPOSIT.

         (a) On or before the fifth (5th) business day after the Effective Date Buyer shall cause immediately available funds to be deposited into "Escrow" (as hereinafter defined) in the amount of One Hundred Thousand Dollars ($100,000) (hereinafter together with all interest thereon, the "Deposit") which Escrow Agent shall hold in a non-commingled trust account for the benefit of Buyer, and which shall be invested in insured money market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Buyer may instruct from time to time. If the sale of the Property is not consummated because of the termination of this Agreement by Buyer in accordance with any right to so terminate provided herein, or the failure of any "Buyer's Contingencies" (as hereinafter defined), or for any other reason except for a default under this Agreement solely on the part of Buyer, Buyer shall notify Escrow Agent in writing of the same, and the Deposit shall be immediately returned to Buyer.

         (b) After the expiration of the contingency periods set forth in Sections 5 and 6 below, the Deposit shall become non-refundable and shall be applied to the Purchase Price at Closing. However, if Escrow and this transaction fail to close solely as the result of Buyer's material breach of this Agreement after the expiration of the contingency periods set forth in Sections 5, 6 and 8 below, and Seller is ready, willing and able to perform its obligations hereunder, Seller shall be relieved of its obligation to convey title to the Property and, as Seller's sole and exclusive remedy, shall be entitled to the Deposit (exclusive of interest and dividends earned thereon) as liquidated damages.

                  THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.

                                                   Seller: _______ Buyer: ______

         (c) Notwithstanding any provision of this Agreement to the contrary but subject to Section 21(l) hereof, in the event this Agreement terminates for any reason within the first forty-five (45) days from the Effective Date of this

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Agreement, all deposits, including interest which are held in Escrow, shall be refunded to Buyer (together with interest thereon, if any) and neither Buyer nor Seller shall have any further obligation under this Agreement.

4.       TRANSFER OF THE PROPERTY.

         (a) Real Property At the Closing, Seller shall convey to Buyer (or assignee) marketable and insurable fee simple title to the Real Property, Appurtenances and Improvements by duly executed and acknowledged grant deed in the form attached hereto as Exhibit "D" (the "Deed"). Evidence of delivery of marketable and insurable fee simple title shall be the issuance by: First American Title Insurance Company, 1850 Mt. Diablo Boulevard, Suite 400, Walnut Creek, California 94596, escrow number 215757; attention: Ms. Pam Nicolini, in the full amount of the Purchase Price insuring fee simple title to the Real Property in Buyer, subject only to those exceptions as Buyer approves pursuant to Section 5 below (the "Permitted Exceptions"). Said policy shall provide full coverage against mechanics' or materialmen's liens and shall contain such special endorsements as Buyer may reasonably require. The Title Company shall obtain, if requested by Buyer, such endorsements and/or reinsurance agreements from such companies and in such amounts as Buyer may request.

         (b) Personal Property. At the Closing, Seller shall transfer title to the personal property by means of the Bill of Sale attached hereto as Exhibit "C", such title to be free of any liens and encumbrances.

         (c) Permits, Licenses and Intangibles. At the Closing, Seller shall transfer all Intangibles together with other development rights by means of the Assignment of Service Contracts, Warranties, Guaranties and Other Intangibles attached hereto as Exhibit "G".

         (d) Assignment & Assumption of Service Contracts. At the Closing, Seller shall transfer to Buyer and Buyer shall assume all liability under those service contracts affecting the Property which Buyer elects to assume. Such assignment and assumption shall be done by means of the Assignment of Service Contracts, Warranties, Guaranties and Other Intangibles attached hereto as Exhibit "G".

5.       TITLE INSPECTION AND CONTINGENCY REMOVAL.

         (a) Title. During the time periods set forth below, Buyer shall review and approve title to the Real Property. Within three (3) days from the execution date of this Agreement, at Seller's sole cost and expense, Seller or Seller's agent shall deliver to Buyer:

                  (i) a current preliminary title report on the Real Property issued by Title Company together with legible copies of the underlying documents referenced therein (the "PTR");

                  (ii) Seller's existing title policy for the Real Property, together with legible copies of the underlying documents referenced therein;

                  (iii) the most recently updated American Land Title Association ("ALTA") survey for the Real Property (the "Survey");

                  (iv) copies of the two (2) most recent property tax bills for the property; and

                  (v) the vesting deed for the Real Property and the Appurtenances.

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                  Any exception to title is deemed accepted by Buyer and a
Permitted Exception hereunder unless Buyer notifies Seller otherwise in writing on or before the expiration of the Title Contingency Period. Notwithstanding the foregoing, if any updates to the PTR or the Survey are received by Buyer, Buyer shall have an additional five (5) business days, regardless of the expiration of the Title Contingency Period or the proposed Closing Date, following Buyer's receipt of such update and legible copies of all documents referenced therein to notify Seller of objections to items shown on any such update.

                  As a condition to Closing, Seller shall take all action necessary to remove from title to the Property at or prior to the Closing (or in the alternative, Seller shall obtain for Buyer title insurance insuring over such exceptions or matters, such insurance to be in form and substance satisfactory to Buyer in its sole discretion) the following matters: (A) all non-monetary exceptions to title and survey matters created on or after the Effective Date without the prior written consent of Buyer (which consent may be withheld in Buyer's sole and absolute discretion); (B) other than monetary exceptions which Seller removes at the Closing, any and all liens and encumbrances affecting the Property which secure an obligation to pay money (other than installments of real estate taxes or assessments not delinquent as of the Closing); and (C) all taxes and assessments due and payable for any period prior to the Closing (collectively, the "Obligatory Removal Exceptions"). If, prior to the Closing, Seller is unable to remove or satisfactorily insure over any of the Obligatory Removal Exceptions, then, in addition to any and all other rights and remedies which Buyer may have under Section 21(l) hereof, Buyer may (1) terminate this Agreement by delivering written notice to Seller and Escrow Agent (in which case Escrow Agent shall return the Deposit to Buyer, and the parties shall equally share the cancellation charges of Title Company and Escrow Agent [the "Cancellation Charges"]), Seller shall reimburse Buyer for all of Buyer's direct out-of-pocket costs and expenses incurred in connection with the transaction contemplated by this Agreement, and thereafter neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (2) pursue an action for specific performance to compel Seller to remove the Obligatory Removal Exceptions; or (3) waive Buyer's objections to such Obligatory Removal Exceptions and proceed to a timely Closing whereupon such Obligatory Removal Exceptions shall be deemed accepted by Buyer.

         (b) Buyer's Contingency Removal Period. Buyer shall have twenty (20) business days from the receipt of all of the documents and information set forth in Subsection 5(a) above (the "Title Documents") to determine if, other than the Obligatory Removal Exceptions which will be paid off at the close of Escrow, there are any exceptions to title to which Buyer objects. Unless written rejection of said title matters is received within twenty (20) business days of delivery of all Title Documents, Buyer shall be deemed to have accepted all title matters and such title matters shall be deemed to be Permitted Exceptions. From the date of Buyer's approval of title, Seller shall not permit any adverse change to arise to the title (other than monetary encumbrances removable at the Closing) nor shall Seller permit any cloud upon title not disclosed in the Title Documents to arise so as to affect title at Closing. If Buyer objects to any title matter, then Seller shall have five (5) business days from receipt of Seller's written notice to advise Buyer in writing that: (i) Seller can remove the title matter prior to, or at, the Closing; or (ii) that the title matter is not curable by Seller prior to or at the Closing. If Seller is able to remove the title objection as set forth in (i) above, the transaction shall proceed. If Seller advises Buyer that Seller cannot (or will not) remove the title objection or fails to reply at all, then Buyer shall have until the later of (A) the expiration of Buyer's due diligence period and (B) three (3) business days from Seller's written reply to determine if Buyer will accept title as Seller has indicated pursuant to this subsection (b). If Buyer elects not to accept title as Seller has indicated, then, subject to Section 21(l) hereof, this Agreement

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shall terminate and thereafter neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement, Seller shall pay all the Cancellation Charges and the Deposit (together with interest thereon) shall be returned to Buyer. If Seller advises Buyer that Seller will remove the title objection, but, prior to or at the Closing, Seller is unable to remove or satisfactorily insure over such objection, then, in addition to any and all other rights and remedies which Buyer may have hereunder, Buyer may (1) terminate this Agreement by delivering written notice to Seller and Escrow Agent (in which case Escrow Agent shall return the Deposit to Buyer, and the parties shall equally share the Cancellation Charges), and thereafter neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; or (2) waive Buyer's objections to such other exceptions and matters (other than Obligatory Removal Exceptions) and proceed to a timely Closing whereupon such other exceptions and matters shall be deemed "Permitted Exceptions."

6.       PROPERTY DUE DILIGENCE CONDITIONS.

         Except for title matters as set forth in Section 5 hereof, Buyer shall conduct its due diligence and either terminate this Agreement or remove Buyer's due diligence contingencies and proceed with this Agreement within forty five
(45) days after the Effective Date of this Agreement (hereinafter "Buyer's due diligence period"). Said forty five (45) day period shall commence on the Effective Date of this Agreement and end at 5:00 p.m. (Los Angeles, California time) on the forty fifth day thereafter. All of Buyer's due diligence contingencies are set forth in this Section 6. To facilitate Buyer's due diligence, subject to Section 6(e) hereof, Seller shall allow Buyer (together with its agents, representatives, employees, and nominees) reasonable access to the Property to (i) perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental/asbestos tests that Buyer deems reasonable and/or (ii) cause an environmental assessment of the Property to be performed. Buyers due diligence investigation shall include such items as Buyer, in Buyer's reasonable discretion deems appropriate. Buyer shall pay for all costs and expenses associated with the due diligence investigation of the Property .

         (a) Property Documents. Within three (3) business days of the Effective Date of this Agreement, Seller shall, at Seller's sole cost and expense, to the extent the same are in Seller's actual possession or control (or are reasonably available to Seller including but not limited to in the possession or control of its property manager) Seller shall provide Buyer with the documents as more fully set forth below in Exhibit "I" (the "Property Documents"). Said documents shall be supplied at a single time (except as otherwise agreed upon between Buyer and Seller) and shall be delivered with a cover letter setting forth all documents delivered pursuant to this Section 6. To the extent that Seller does not have any of the following documents in its actual possession or control, Seller shall indicate in its cover letter that it does not have any such documents.

                  (i) The documents to be provided by Seller to Buyer shall include such other contracts or documents of significance to the Property as Buyer and Seller may agree upon.

                  (ii) Review and approval or disapproval of reports generated is at the Buyer's sole discretion.

         (b) Survey. If Seller has a survey of the Property in his actual possession it shall be delivered to Buyer together with the Title Documents. However, if Seller do not have a survey, or if the survey is no sufficient to

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obtain an ALTA Title Policy or equivalent, then Buyer may obtain an ALTA survey or equivalent of the Property. The costs of such a survey shall be borne solely by Buyer.

         (c) Documents to Be Provided. The documents to be provided by Seller to Buyer shall be limited to those in Seller's actual possession (or readily attainable by Seller's agents, auditors, brokers, property managers and title company).

         (d) Other Matters. Buyer shall review and approve within the due diligence period all other matters relating to or effecting the Property pursuant to Sections 7 and 8 below.

         (e) Cooperation of Seller. Seller shall cooperate with Buyer, at no cost to Seller, to assist Buyer in Buyer's efforts to access to the Property to conduct Buyer's due diligence investigation. To the extent that Buyer requests soils testing, a Phase II environmental report, geological investigation, than Buyer and Seller shall arrange a mutually acceptable work plan which shall include appropriate scheduling, scope of work and restoration activities. All such investigation performed by Buyer or its agents, shall be performed in a professional manner and Buyer shall restore the Property to the same condition (or better) than it was in prior to the investigation; provided, however, that Buyer shall have no obligation to repair any damage caused by the acts or omissions of Seller, its agents or representatives or to remediate, contain, abate or control any pre-existing condition of the Property which existed prior to Buyer's entry thereon. Buyer and its agents shall have appropriate workers compensation insurance, shall have a liability insurance policy in an amount of not less than One Million Dollars ($1,000,000) which policy shall name Seller as an additional insured and all investigative work performed by Buyer or its agents shall comply with all governmental codes and regulations.

         (f) Copies of Reports. To the extent that professional reports or studies regarding the physical condition of the Property or its developmental suitability are generated by third parties other than Buyer or its affiliates, including, but not limited to, soils reports, seismic surveys, environmental reports and similar matters, Buyer shall provide to Seller true and accurate photocopies of all such reports, studies and other professional work products. Said copies shall be supplied at Buyer's sole cost and expense. Notwithstanding the preceding, Buyer shall have no obligation to provide to Seller any reports, studies or other professional work products that are proprietary in nature including, without limitation, architectural, financial projections, business plans and massing and density studies. If Buyer provides Seller with photocopies of any reports, studies or other professional work products pursuant hereto, Seller acknowledges that such reports, studies or other professional work products will be delivered in their "as-is" condition, that Buyer shall not in any way be liable or otherwise responsible for any inaccuracies or misstatements set forth therein and that Seller will not be entitled to rely on such reports, studies or other professional work products and, to the extent it does so, will do so at its sole risk.

         (g) Due Diligence Conditions. The foregoing conditions in this Section 6 are all of Buyer's due diligence conditions precedent, and these conditions precedent are intended solely for the benefit of Buyer. If within Buyer's due diligence period, Buyer does not give Seller written notice of approval of the due diligence contingencies in Buyer's sole and absolute discretion, Buyer shall be deemed to have elected to terminate this Agreement and the Deposit shall be returned to Buyer (together with interest thereon, if any) as more particularly set forth in Section 8 below. In the event Buyer gives written notice of Buyer's acceptance and/or waiver of all said due diligence contingencies, in Buyer's sole and absolute discretion, then this Agreement shall continue in full force and effect. Once Buyer has approved and/or waived its due diligence contingencies, Buyer may not cancel this Agreement except as otherwise set forth herein.

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         (h) CC&Rs. Buyer may conduct such inquiries and investigations of any and all declarants or associations created by any covenants, conditions or restrictions encumbering the Property ("CC&Rs") as Buyer, in its sole discretion, deems advisable or necessary.

         (i) Easements. Buyer may conduct such inquiries and investigations of the Easements as Buyer, in its sole discretion, deems advisable or necessary. Seller shall use reasonable commercial efforts to obtain, before the expiration of Buyer's due diligence period, an estoppel certificate, each substantially in form and substance acceptable to Buyer, executed by each owner of any and all servient estates underlying the Easements (collectively, the "Easement Estoppels").

7.       BUYER'S INVESTIGATIONS OF PROPERTY CONDITION.

         (a) Reasonable Access. Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of satisfying Buyer with respect to Buyer's due diligence inspections and the representations and warranties of Seller herein, and with respect to satisfaction of any conditions precedent to the Closing herein. Buyer shall also have access to the Property for the purpose of conducting environmental surveys, property condition investigations, market studies, other investigations, surveys or other physical inspections or studies, including, but not limited to, the roof, plumbing, heating, and air conditioning systems, structural integrity of the improvements and any environmental or geologic conditions, or other matters that Buyer may wish to include in its due diligence inquiry of the Property. Seller shall cooperate with Buyer in providing access to the Property and satisfying the conditions contained herein.

         (b) Cost of Inspection. Buyer shall bear the cost of any inspections or studies undertaken. Buyer shall indemnify and hold Seller free and harmless from all claims and liability with respect to such physical inspection or study or any costs arising in connection with respect to such physical inspection or study or any costs arising in connection with the same prior to the Closing which indemnity shall survive the termination of this Agreement or Closing for a period of ninety (90) days; provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (i) the acts of Seller, its agents or representatives or (ii) the discovery of any pre-existing condition of the Property. Buyer shall repair any damages to the Property caused by such inspection or study, and shall otherwise restore the Property to substantially the condition which existed prior to conduct of the same; provided, however, that Buyer shall have no obligation to repair any damage caused by the acts or omissions of Seller, its agents or representatives or to remediate, contain, abate or control any pre-existing condition of the Property which existed prior to Buyer's entry thereon.

8.       BUYER'S TERMINATION OF CONTRACT.

         At the expiration of the due diligence period set forth in Section 6 hereof (or such earlier date if Buyer so elects) Buyer shall advise Seller in writing of either (a) its approval of the due diligence conditions of the Property, or (b) its disapproval of the due diligence conditions of the Property in Buyer's sole and absolute discretion. In the event that Buyer approves the due diligence conditions of the Property, Buyer's deposit shall become non-refundable, Buyer shall not have to provide Seller with copies of any reports pursuant to Section 6(f) above and Buyer and Seller shall agree upon a Closing Date. If Buyer disapproves the due diligence conditions of the Property in Buyer's sole and absolute discretion, then, subject to Section 21(l) hereof, the Deposit shall be returned to Buyer, together with interest thereon, the parties shall equally share the Cancellation Charges, this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to

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any provision hereof which expressly survives the termination of this Agreement.
Disapproval of the due diligence conditions by Buyer in writing shall be sufficient to induce Escrow Holder to release the deposit (together with interest thereon) to Buyer without further written instruction by Seller.

9.       CONDITIONS PRECEDENT TO CLOSING.

         (a) Buyer's Contingencies. This Agreement is expressly contingent upon satisfaction of the following conditions (hereinafter "Buyer's Contingencies") and Buyer shall have no obligation to close under this Agreement unless all the following conditions have been satisfied or have been waived (in writing) by Buyer; provided, however, that any such waiver shall not affect Buyer's ability to pursue any remedy set forth in Section 21(l) hereof.

         (b) Buyer's Title Contingencies. Title Company shall be prepared and irrevocably committed to issue to Buyer an ALTA extended coverage owner's policy of title insurance (Form B)-1970 (expressly deleting any creditor's rights exclusion) in favor of Buyer in an amount equal to the Purchase Price showing indefeasible fee simple title to the Property vested in Buyer, with those endorsements and reinsurance reasonably requested by Buyer, subject only to the Permitted Exceptions (collectively, the "Owner's Title Policy").

         (c) Buyer's Property Due Diligence. Approval by Buyer of all contingencies set forth in Section 6 above, during Buyer's due diligence period as set forth herein.

         (d) Seller's Due Performance. All of the representations and warranties of Seller set forth in Section 11 shall be true and correct as of the Closing Date, and Seller, on or prior to the Closing Date, shall have complied with and/or substantially performed all of the obligations, covenants and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Agreement, including, without limitation, the deliveries required to be made by Seller pursuant to Sections 10(d), 10(f) and 10(j) hereof. Buyer shall use its best efforts to provide Seller with adequate advance written notice of any anticipated delivery failure prior to any such failure amounting to a failure of the condition precedent set forth herein.

         (e) Condition of Property. Subject to the provisions of Section 18 below, the condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

         (f) Bankruptcy. No action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to the Property or any portion thereof.

         (g) No Moratoria. Between the Effective Date of this Agreement and the Closing, no moratorium, statute, regulation, ordinance, or federal, state, county or local legislation, or order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which would adversely affect Buyer's intended use of the Property.

         (h) Failure of the Buyer's Contingencies. Subject and without limitation to Buyer's rights hereunder, including, without limitation, Section 21(l) hereof, if any of Buyer's Contingencies have not been fulfilled within the applicable time periods, Buyer may (i) waive the applicable Buyer's Contingency(ies) and close Escrow in accordance with this Agreement, or (ii) terminate this Agreement by delivering written notice to Seller and to Escrow Agent, in which event Escrow Agent shall return the Deposit to Buyer, Seller shall pay the Cancellation Charges and Buyer shall be entitled to pursue any other rights and remedies which it may have against Seller in connection herewith.

         (i) Failure to Close. Failure by Seller or Buyer, after the satisfaction or waiver of the Buyer's Contingencies, to conclude this Agreement shall constitute a material breach by said party of this Agreement. In the event Seller is in material breach of the Closing conditions, in addition to any remedy available to Buyer hereunder including, without limitation, pursuant to
Section 21(l) hereof, Buyer shall be entitled to a full refund of its otherwise non-refundable Deposit (together with interest thereon). Except for any remedy set forth in Section 21(l) hereof, if Buyer is in material breach of the Closing conditions as set forth in Section 10(e) et seq., then Seller shall not be required to convey title and may retain the non-refundable Deposit as damages.

10.      CLOSING AND ESCROW.

         (a) Closing Date. The closing hereunder shall be on such date that is mutually agreed to between Buyer and Seller, which date shall not be more than ten (10) days after Buyer's approval of its due diligence contingencies. As used herein, the "Closing" shall mean the recordation of the Deed in the Official Records of the County of San Mateo, State of California (the "Official Records"), and the "Closing Date" shall mean the date upon which the Closing actually occurs.

         (b) Escrow Funds. If after the expiration of the contingency periods set forth in Sections 5, 6, and 8 above, the Closing does not occur on or before that date which is ten (10) days after Buyer's written approval of the due diligence conditions solely as a result of Buyer's material breach of this Agreement and Seller is ready, willing and able to perform its obligations hereunder, then Seller may terminate this Agreement by delivery of written notice to Buyer and Escrow Agent, in which event Escrow Agent shall return the Deposit (exclusive of interest and dividends earned thereon) to Seller (as Seller's sole and exclusive remedy), the parties shall equally share the Cancellation Charges and neither party shall thereafter have any rights or obligations to the other hereunder.

         (c) Escrow Instructions. This Agreement shall constitute joint escrow instructions by both Buyer and Seller to Title Company. Promptly following the Effective Date, Buyer and Seller shall each cause a purchase and sale escrow ("Escrow") to be opened with Escrow Agent by delivery to Escrow Agent of two (2) duplicate partially executed originals of this Agreement executed by Seller and Buyer. Upon receipt of such partially executed originals of this Agreement, Escrow Agent shall form two (2) duplicate original counterparts of this Agreement and telephonically confirm to Buyer and Seller the date upon which Escrow is opened (the "Opening of Escrow"). On or immediately after the Opening of Escrow, Escrow Agent shall (i) confirm the same by executing and dating the three (3) duplicate original counterparts of this Agreement in the space provided for Escrow Agent, and (ii) deliver a fully executed original of this Agreement to each of Seller and Buyer. Buyer and Seller shall each submit to the Title Company, not less than three (3) days prior to the Closing Date, additional escrow instructions consistent with the provisions of this Agreement. In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern.

         (d) Seller's Documents. At least two (2) business days prior to the Closing, Seller shall, at its sole cost and expense, deliver to Title Company as escrow, the following documents and instruments, each effective as of the Closing Date and executed by Seller, in addition to the other terms and payments required by this Agreement to be delivered by Seller:

                  (i)      a duly executed and acknowledged Deed;

                  (ii) a duly executed Bill of Sale covering the Personal Property, in the form attached hereto as Exhibit "C";

                  (iii) a Certificate from the California Secretary of State (or a commercial reporting service satisfactory to Buyer) that indicates that as of the Certificate Date there are no filings against Seller in the office of the Secretary of State under California Commercial Code (or similar statute) that would be a lien on any of the items specified in said Bill of Sale above (other than such filings, if any, as are being released at the time of the Closing);

                  (iv) two (2) originals of a certificate, in the form of Exhibit "E" attached hereto;

                  (v) an Assignment of Service Contracts, Warranties, Guaranties and Other Intangibles in the form attached hereto as Exhibit "G";

                  (vi) two (2) originals of an affidavit of Seller that Seller is not a "foreign person" within the meaning of 26 U.S.C. ss. 1445 duly executed by Seller in the form attached hereto as Exhibit "F";

                  (vii)    the "Closing Statement" (as hereinafter defined);

                  (viii)   two (2) originals of a California FTB Form 590-RE;

                  (ix) such proof of Seller's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller as may be reasonably required by Title Company or Buyer; and

                  (x) such other documents and instruments, signed and properly acknowledged by Seller, if appropriate, as may be reasonably required by Buyer, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein, including, without limitation, reasonable or customary title affidavits and indemnities.

                  Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

         (e) Buyer's Documents and Funds. On or before the Closing, Buyer shall, at its sole cost and expense, deliver to Title Company as escrow, the following:

                  (i) the balance of the Purchase Price in immediately available funds;

                  (ii) immediately available funds sufficient to pay all title insurance and other Closing Expenses allocable to Buyer as provided for herein;

                  (iii) execution of the Assignment of Service Contract, Warranties, Guaranties and Other Intangibles in the form attached hereto as Exhibit "G";

                  (iv)     the Closing Statement;

                  (v) such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

                  Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing. Seller shall use its best efforts to provide Buyer with adequate advance written notice of any anticipated delivery failure prior to any such failure amounting to a failure of the condition precedent set forth herein.

         (f) Other Documents. Seller and Buyer shall each deposit such other instruments as are reasonably required by the Title Company as escrow holder or otherwise required to close the Escrow and consummate the purchase of the Property in accordance with the terms hereof.

         (g) Prorations. Seller represents and warrants that there are no rentals, revenues or income related to the Property. The Title Company shall prorate all non-delinquent real property taxes, assessments, improvement bonds, water, sewer, and utility charges, amounts payable under the Service Contracts, annual permits and/or inspection fees (calculated on the basis of the period covered), insurance premiums (as to those policies, if any, that Buyer determines will be continued after the Closing), and other expenses normal to the operation and maintenance of the Property on the basis of a 365-day year as of 12:01 a.m. on the Closing Date. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all taxes, including all supplemental taxes, allocable to the period after the Closing. Seller shall endeavor to have all meters for serving utilities, including, but not limited to, water, sewer, gas, and electricity read on the day before the Closing Date for proration purposes. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Seller shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing. Five (5) business days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") based on an expense statement prepared by Seller, approved by Buyer, and delivered to Escrow Agent prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 10 and (ii) the Closing Expenses allocable to each of the parties pursuant to Section 10(h) hereof. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "Closing Statement").

         (h) Closing Expenses. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees), except the following costs (the "Closing Expenses"), which shall be allocated between the parties as follows. Buyer shall pay the fee for the Owner's Title Policy. Seller shall pay the cost of all transfer taxes, if any, applicable to the sale as well as the full amount of any assessments or bonds on the Real Property. Buyer and Seller shall each pay fifty percent (50%) of all Escrow charges, document processing fees and other charges (other than attorneys fees) as the same may relate to the closing of this transaction.

         (i) Closing. Upon satisfaction and completion of all other matters set forth in this Section 10, Escrow shall close and the Deed shall be delivered to Buyer and recorded and all of Seller's other documents as set forth above shall be delivered by the Escrow Agent to Buyer. Upon the Closing, Buyer's funds shall be paid to Seller, as Seller may so designate, and all of the Buyer's documents as set forth above shall be delivered by the Escrow Agent to Seller.

         (j) Deliveries Outside of Escrow. Seller hereby covenants and agrees, at its sole cost and expense, to deliver or cause to be delivered to Buyer outside of Escrow, on or prior to the Closing, (to the extent the same are in Seller's actual possession) the following items:

                  (i) originals of all, plans, specifications, reports and similar documents of significance as the same relate to the Property, if any;

                  (ii) originals or copies of all service contracts, maintenance contracts, and management contracts, if any, affecting the Property (and any amendments, modifications, supplements and restatements thereto) (hereinafter, collectively, "Service Contracts") to be continued by Buyer, as determined by Buyer in its sole discretion, after the Closing, and any warranties or guaranties received by Seller from any contractors, subcontractors, suppliers, materialmen, consultants, architects, engineers, and others who have performed work on the Property;

                  (iii) to the extent available to Seller originals of all architectural plans, designs, permits, studies, reports, or similar documents of significance relating to the Property;

                  (iv) the original of each document evidencing the Intangibles or rights to ownership and use thereof;

                  (v) to the extent not previously delivered, originals of all of the Property Documents;

                  (vi)     the Personal Property; and

                  (vii) keys, combinations or card keys to all locks and security systems, and such other documents and instruments, as may be reasonably required by Buyer or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

         (k) Real Estate Reporting Person. Escrow Agent is designated the "real estate reporting person" for purposes of section 6045 of title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.

11.      WARRANTIES AND REPRESENTATIONS BY SELLER.

         (a) Seller hereby makes the following representations, covenants and warranties as of the Effective Date and the Closing Date and acknowledges that the execution of this Agreement by Buyer has been made and the acquisition by Buyer of the Property will have been made in material reliance by Buyer on such covenants, representations and warranties:

                  (i) Warranties True. Each and every undertaking and obligation of the Seller under this Agreement shall be performed by the Seller timely when due; and that all representations and warranties of the Seller under this Agreement and its exhibits shall be true at the Closing as though they were made at the time of Closing.

                  (ii) Title. Seller is now and at all times between the Effective Date and the Closing, inclusive, will be the owner (either of record or beneficially) of (and Buyer will acquire hereunder) the entire right, title and interest in and to the Property to effectively vest in the Buyer good and marketable fee simple title to the Property. There are no conditional sales contracts, options, rights of first refusal or similar agreements affecting the Property.

                  (iii) No Infringement. To Seller's Knowledge, the use by Buyer of any name, trademark, trade style, trade name or other Intangibles assigned to Buyer hereunder will not infringe upon any copyright or any United States or State trademark existing on the Closing Date, or constitute unfair competition or actionable appropriation of rights with respect to any other person, business or entity.

                  (iv) Zoning and Use. Seller has not received written notice from any governmental authority that the Property is not in compliance with or violates applicable environmental, building and zoning laws, rules or regulations or governmental rules or regulations. Seller has not requested, applied for, given its consent to nor has knowledge of any pending zoning variances or change with respect to the Property. To Seller's Knowledge, there is no plan, study, or effort by any governmental authority or agency or any nongovernmental person or entity which in any way affects or would affect, the use of the Real Property or the Property. To the Seller's Knowledge, there is no existing, proposed, or contemplated plan to widen, modify or realign any street or highway adjoining the Property which would affect access thereto, or any existing proposed or contemplated eminent domain proceeding that would affect the Real Property in any way whatsoever.

                  (v) Governmental Inspection. To Seller's Knowledge, there is no ruling, ordinance, regulation, or statute that requires any governmental agency to inspect the Property and/or issue any documents affecting the occupancy and specifications of the Property as a result of the sale of the Property to Buyer.

                  (vi) No Litigation. Except as specifically disclosed to Buyer on Exhibit "H", there are no pending or, to Seller's Knowledge, threatened claims, allegations or lawsuits of any kind, whether for personal injury, property damage, landlord-tenant disputes, property taxes or otherwise, against or affecting the Property or which prohibits the sale thereof, nor to Seller's

                           Knowledge, is there any governmental investigation of any type or nature pending or threatened against or relating to the Property or the transactions contemplated hereby.

                  (vii) Insurance Indemnifications. Seller has not received notices by any insurance company which has issued a policy with respect to any portion of the Property, or by any board of fire underwriters, or from any governmental authority, of zoning, building, fire, or health code violations in respect to the Property or requesting any work or attention to the Property. Seller has received no notice from any insurance company concerning, nor, to Seller's Knowledge, are there any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost.

                  (viii) Enforceability of Agreement. The person executing this Agreement and any other instruments for or on behalf of the Seller was fully authorized to act on behalf of Seller and that the Agreement is valid and enforceable against Seller in accordance with its terms and each instrument to be executed by Seller pursuant hereto or in connection therewith will, when executed, be valid and enforceable against Seller in accordance with its terms. No approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority, including, but not limited to, subdivision approval, is required in connection with the valid execution and delivery of and compliance with this Agreement by Seller. Seller has obtained all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement. Seller further represents that it is a corporation, duly organized and existing in good standing under the laws of the State of Nevada, with its principal place of business in California.

                  (ix) Service Contracts. Except as set forth on the list of Contracts attached hereto as Exhibit "F", there is no agreement, in writing or otherwise, for service, supply, maintenance, management or the operation of the Property or any portion of the business conducted thereon or thereat, which is not cancelable upon thirty (30) days notice, without payment of any penalty or premium.

                  (x) Property Fully Taxed; Condemnation. The Property and all parts thereof were fully assessed for general tax purposes and there has not been, at any time, a tax break, concession or adjustment (in the condition factor, assessed valuation or otherwise) given or applied, and that no portion of the Property is, or as of the Closing will be subject to or affected by special assessments, whether or not a lien thereon. To Seller's Knowledge, there are no existing or proposed assessments affecting the Property. To Seller's Knowledge, there are no existing, proposed or contemplated condemnation actions against the Property or any part, and Seller has not received notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

                  (xi) Compliance with Laws. To Seller's Knowledge, the Property is in compliance with all laws including, without limitation: (A) all laws related to "Environmental Materials" (as hereinafter defined) and (B) all laws with respect to zoning, building, fire, life safety, health codes and sanitation (collectively, "Laws"). Seller has not received any notices of, including from any governmental authority, of any past or present violations of any Laws pertaining to the use and occupancy of the Property, including, without limitation, discrimination on any prohibited basis.

                  (xii) Employees. With reference to the Property, no employees of Seller or its property manager are under contracts which will not be terminated as of the Closing Date. There are no employee benefit plans in effect and there are no unfunded liabilities with respect to employee fringe benefits. On and after the Closing, there will be no obligations concerning any pre-Closing employees of Seller or the property manager which will be binding upon Buyer or the Property.

                  (xiii) Special Studies Zone. To Seller's Knowledge, the Property is not located within either a designated earthquake fault zone or a designated area that is particularly susceptible to ground shaking, liquefaction, landslides or other ground failure during an earthquake.

                  (xiv) No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Property.

                  (xv) Property Documents. To the actual knowledge of Seller following due and diligent inquiry, the Property Documents delivered by Seller pursuant to Section 6(a) hereof constitute all of the material documents relating to the Property, and each Property Document as delivered by Seller constitutes a true, correct and complete copy of such Property Document. There are no commitments or agreements affecting the Property which have not been disclosed by Seller to Buyer in writing. Seller is not in default of Seller's obligations or liabilities pertaining to the Property or the Property Documents (other than a "due on sale clause" resulting from the transactions contemplated herein); nor, to Seller's Knowledge, are there facts, circumstances, conditions, or events which, after notice or lapse of time, would constitute a default. Seller has not received notice or information that any party to any of the Property Documents considers a breach or default to have occurred.

                  (xvi) Material Information. To Seller's Knowledge, (A) there is no material fact which has not been disclosed to Buyer in writing which has or could reasonably be expected to have a material adverse effect upon the Property, or the use or value thereof, and (B) this Agreement, together with the Property Documents and any matters heretofore disclosed to Buyer in writing by Seller, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not materially misleading.

                  (xvii) Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller's Knowledge, threatened, against Seller.

                  (xviii)  Environmental Materials.

                           (A)      Definitions.

                                    (1)     "Environmental Claim" means any and
                                            all actions (including, without
                                            limitation, investigatory, remedial
                                            or enforcement actions of any kind,
                                            administrative or judicial
                                            proceedings, and orders or judgments
                                            arising out of or resulting
                                            therefrom), costs, claims, damages
                                            (including, without limitation,
                                            punitive damages), expenses
                                            (including, without limitation,
                                            attorneys', consultants' and
                                            experts' fees, court costs and
                                            amounts paid in settlement of any
                                            claims or actions), fines,
                                            forfeitures or other civil,
                                            administrative or criminal
                                            penalties, injunctive or other
                                            relief (whether or not based upon
                                            personal injury, property damage, or
                                            contamination of, or adverse effects
                                            upon, the environment, water tables
                                            or natural resources), liabilities
                                            or losses arising from or relating
                                            to the presence or suspected
                                            presence of any Environmental
                                            Materials in, on, under, or about
                                            the Property or properties adjacent
                                            thereto.

                                    (2)     "Environmental Materials" means
                                            chemicals, pollutants, contaminants,
                                            wastes, toxic substances, petroleum
                                            and petroleum products or any other
                                            chemical, material, or substance
                                            that, because of its quantity,
                                            concentration, or physical or
                                            chemical characteristics, exposure
                                            to which is limited or regulated for
                                            health and safety reasons by any
                                            governmental authority, or which
                                            poses a significant present or
                                            potential hazard to human health and
                                            safety or to the environment if
                                            released into the workplace or the
                                            environment.

                           (B) Representations and Warranties. There is no Environmental Claim pending or, to Seller's Knowledge, threatened with regard to the Property. To Seller's Knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents relating to the Environmental Materials that could form the basis of any Environmental Claim against Seller or against any person or entity, including, without limitation, persons or entities whose liability for any such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law. Without in any way limiting the generality of the foregoing, (1) Seller has not used, stored, generated, released, disposed or arranged for the disposal of Environmental Materials on the Property, (2) to Seller's Knowledge, there are no underground storage tanks located on the Property and (3) to Seller's Knowledge there no polychlorinated biphenyls (PCBs) are used or stored at the Property.

                  (xix) Survival. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date without the necessity of a separate certificate with respect thereto. Seller's representations shall be true at the Closing but shall not be deemed a continuing representation as to facts first occurring after the Closing. However, Buyer's right to seek redress for any false or fraudulent representation by Seller as of the Closing shall survive the Closing for a period of eighteen
                           (18) months.

         (b) As used in this Agreement, the phrase "to Seller's Knowledge" and words of similar import shall mean the actual knowledge of Dinesh Maniar and Jennifer Maniar after reasonable inquiry and investigation of the files and materials in the possession or control of such persons as well as Seller's property manager. Seller represents and warrants that the foregoing persons are those persons affiliated with Seller most knowledgeable regarding the ownership and operation of the Property, possessing the greatest experience and familiarity with the Property, that no other person presently or previously affiliated with Seller possesses any equal or greater familiarity and experience with the Property and that the foregoing persons have been involved with the Property since Seller's acquisition of the Property in June 1999.

12.      NO REPRESENTATIONS BY SELLER AS TO CERTAIN MATTERS.

         Seller makes no representations that the Property can be converted to another use or that the Property is fit for a particular purpose (other than its current use), or that the Property is a suitable redevelopment site. Any determinations as to such matters shall be made solely by Buyer who shall rely solely upon its own experts, agents, consultants, employees, brokers, and other agents.

13.      WAIVER AND SUNSET.

         (a) No Side Agreements or Representations; "As-Is" Purchase. Buyer represents, warrants, and covenants to Seller that Buyer will during the Due Diligence Period independently and personally inspect the Property and Improvements, and that Buyer has entered into this Agreement based upon its rights and intentions to make such personal examination and inspection. Except as specifically provided in this Agreement, and except for those warranties, expressly set forth above, in the Deed or other documents delivered at the Closing, Buyer agrees that Buyer will accept the Property, in its then condition "as-is and with all faults", including, without limitation, any faults and conditions specifically referenced in this Agreement. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges and agrees that, except as specifically provided in this Agreement, and except for those warranties, expressly set forth above, in the Deed or other documents delivered at the Closing, Seller has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements, or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to:

                  (i)      the value of the Property;

                  (ii)     the income to be derived from the Property;

                  (iii) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon;

                  (vi) the habitability, merchantability, marketability, profitability, or fitness for a particular purpose of the Property;

                  (v) the manner, quality, state of repair, or lack of repair of the Property;

                  (vi)     the size or dimensions of the Property;

                  (vii) the nature, quality, or condition of the Property, including, without limitation, the water, water rights, air, soil, sub-soil, and geology;

                  (viii) the compliance of or by the Property or its operation with any laws, rules, ordinances, or regulations of any applicable governmental authority or body with respect to the use, improvement, or sale of the Property;

                  (ix)     parking ordinances, regulations, and requirements;

                  (x) access to public roads, proposed routes of roads, or extensions thereof;

                  (xi) the manner, condition, or quality of the construction or materials, if any, incorporated into the Property;

                  (xii) compliance with any environmental protection, pollution, or land use laws, rules, regulation, orders, or requirements, including, but not limited to:

                           (1)      Endangered Species Act;

                           (2) Title III of the Americans with Disabilities Act of 1990 and any other law, rule, or regulation governing access by disabled persons;

                           (3)      California Health & Safety Code;

                           (4)      Federal Water Pollution Control Act;

                           (5)      Federal Resource Conservation and Recovery
                                    Act;

                           (6) U.S. Environmental Protection Agency Regulations Act, 40 C.F.R., Part 261;

                           (7) Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended;

                           (8)      Resources Conservation and Recovery Act of
                                    1976;

                           (9)      Clean Water Act;

                           (10)     Safe Drinking Water Act;

                           (11)     Hazardous Materials Transportation Act;

                           (12)     Toxic Substance Control Act; and

                           (13) Regulations promulgated under any of the foregoing.

                  (xiii) the presence or absence of hazardous materials at, on, under, or adjacent to the Property;

                  (xiv) the content, completeness, or accuracy of the Property Documents, including any informational package, cost to complete estimate, or other materials prepared by Seller;

                  (xv) the conformity of the Improvements, if any, to any plans or specifications for the Property, including any plans and specifications that may have been or may be provided to the Buyer;

                  (xvi)    the sufficiency of parking;

                  (xvii) the conformity of the Property to past, current or future applicable zoning or building requirements;

                  (xviii)  deficiency of any undershoring;

                  (xix)    deficiency of any drainage;

                  (xx) the fact that all or a portion of the Property may be located on or near an earthquake fault line;

                  (xxi) the existence of vested land use, zoning, or building entitlements affecting the Property; or

                  (xxii) any other matter concerning the Property except as may be otherwise expressly stated herein, and except for those warranties, expressly set forth or implied by law, in the Deed or other documents delivered at the Closing, including any and all such matters referenced, discussed, or disclosed in any documents delivered by Seller to Buyer, in any public records of any governmental authority or utility company, or in any other documents available to Buyer.

                  Buyer further acknowledges and agrees that any information made available to Buyer or provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information except as may otherwise be provided herein. Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property, or the operation thereof, furnished by any of the foregoing entities and individuals or any other individual or entity. Buyer further acknowledges and agrees that to the maximum extent permitted by law, except as may be otherwise expressly stated herein, and except for those warranties, expressly set forth or implied by law, in the Deed or other documents delivered at the Closing, the sale of the Property as provided for herein is made on an "as-is" condition and basis with all faults as of the Closing Date, and that Seller has no obligations to make repairs, replacements, or improvements or to compensate Buyer for same except as may otherwise be expressly stated herein.

         (b) Release. Except as expressly provided in this Agreement including, without limitation, pursuant to Section 15 hereof, Buyer and anyone claiming by, through or under Buyer hereby fully and irrevocably releases Seller and its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent companies, subsidiaries, successors, and assigns, and all persons, firms, corporations, and organizations acting on its behalf (collectively with Seller, the "Seller Parties"), from any and all claims that it may now have or hereafter acquire against Seller or any or all of the Seller Parties for any costs, loss, liability, damage, expenses, demand, action, or cause of action arising from or related to any construction defects, errors or omissions, or other physical conditions, latent or otherwise, geotechnical and seismic, affecting the Property or any portion thereof, including, without limitation, environmental matters, which were: (i) described or referred to in any environmental audit obtained by Buyer; or (ii) reasonably discoverable by prudent investigation during the Due Diligence Period; or (iii) otherwise disclosed by Seller to Buyer or discovered by Buyer at any time prior to the Closing (collectively, the "Claims").

                  This Release includes claims which Buyer is presently unaware of which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. Buyer specifically waives the provisions of California Civil Code ss. 1542, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR"

                                              Seller:__________ Buyer:__________

                  It is understood and agreed that the Purchase Price has been adjusted by prior negotiations to reflect that all of the Property is sold by Seller and purchased by Buyer subject to the foregoing. It is not contemplated that the Purchase Price will be increased if costs to Buyer associated with the Property prove to be less than expected nor will the Purchase Price be reduced if the Buyer's plan for the Property leads to higher cost projections. The sole remedy of the Buyer will be to terminate this Agreement as provided herein prior to the end of the Due Diligence Period.

                  The foregoing waiver and release applies only to Claims that Buyer may have or assert against any Seller Party in connection with the Property, and under no circumstances shall such waiver and release be deemed, construed, or interpreted as an assumption, undertaking, or agreement by Buyer to be responsible for any Claim by any other person or entity may have or assert against any Seller Party in connection with the Property. In addition, Buyer does not intend by the foregoing waiver and release to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, such waiver and release. Further, notwithstanding the generality of the foregoing waiver and release, until the date that is eighteen (18) months after the Closing Date (the "Full Release Date"), such waiver and release shall not apply to or cover any Claims arising from any of the following ("Release Exception Claims"): (i) any fraud committed by any Seller Party in connection with the Property and/or the transactions contemplated in this Agreement; (ii) any intentional or reckless misrepresentation of any material fact related to the Property made by any Seller Party; (iii) any intentional or reckless failure or refusal by any Seller Party to deliver or make available to Buyer any material information concerning the Property in Seller's possession or control;
(iv) any intentional, reckless, or negligent violation of any Laws committed by any Seller Party with respect to the Property and/or the transactions contemplated in this Agreement; (v) any intentional, reckless, or negligent act committed by any Seller Party that results in material physical waste to the Property prior to the Closing; (vi) any intentional, reckless, or negligent breach of any covenant contained in Section 14; or (vii) any breach of a representation or warranty contained in Section 11 above. If, however, Buyer has actual knowledge as of the Closing Date of the existence of any specific Release Exception Claim and Buyer nonetheless closes the transactions contemplated hereunder and acquires the Property, then Seller shall have no liability or obligation with respect to such specific Release Exception Claim, which shall be deemed released by Buyer upon the Closing. Buyer will not have any right to bring an action against Seller as a result of a Release Exception Claim unless and until: (a) the claim is based upon a direct act or failure to act of any Seller Party which constitutes a material breach of this Agreement; and (b) the aggregate amount of all liability and losses arising out of such Release Exception Claim exceeds Fifty Thousand Dollars ($50,000); provided, however, in no event will Seller's liability for all Release Exception Claims exceed, in the aggregate, Five Hundred Thousand Dollars ($500,000). After the Full Release Date, Buyer may not maintain any action based on a Release Exception Claim unless Buyer has given Seller written notice of such Release Exception Claim prior to the Full Release Date.

         (c) Sunset Provision. Seller has given certain representations in this Agreement and it is the intent of the parties hereto that said representations are given by Seller to Buyer for purposes of assisting Buyer with the due diligence and Closing of this transaction. Except as set forth in Section 11(c)(xix) hereof, at the Closing, any and all representations and warranties of Seller to Buyer shall cease.

         (d) [Intentionally Deleted].

         (e) Contractual Statute of Limitations. In no event may any action for any reason be commenced against (i) Seller by Buyer, Buyer's assignee, or any successor in interest or (ii) Buyer by Seller, Seller's assignee, or any successor in interest, more than eighteen (18) months after the Closing Date, and Buyer and Seller on behalf of themselves, their assignees, successors and assigns hereby waive any and all rights to recover any money from the other for any reason, unless action thereon is commenced within said eighteen (18) month period following the Closing Date. This "sunset" provision shall apply to any action brought against Seller including, but not limited to actions based on Environmental Materials or Seller's representations.

         (f) No Oral Representation. Buyer and Seller agree that there are no oral representations from either party.

14.      COVENANTS OF SELLER.

         During the pendency of Escrow, Seller covenants and agrees as follows:

         (a) Insurance. Seller will keep all Property conveyed hereunder fully insured for liability against all usual risks. Seller does not carry and will not carry property insurance. Seller will maintain in effect all insurance policies now in effect, up to and including the Closing Date.

         (b) Further Tenancies & Contracts. Between the date of the execution of this Agreement and the Closing Date, without the prior written consent of the Buyer, Seller shall not enter into any lease or other possessory contract regarding the Property.

         (c) Operation and Condition Pending Closing. Between the date of this Agreement and the Closing Date, Seller will continue to manage, operate and maintain the Property in the same manner as existed prior to the execution of this Agreement in accordance with all Laws.

         (d) Condition of Property. On the Closing Date, Seller shall deliver the Property in its current "AS IS" condition, ordinary wear and tear excepted.

         (e) Title. Seller shall not (i) directly or indirectly sell, assign or create any right, title or interest whatsoever in or to the Property or (ii) take any action, create, commit, permit to exist or suffer any acts which would
(A) give rise to a variance from the current legal description of the Real Property, or (B) cause the creation of any lien, charge or encumbrance other than the Permitted Exceptions, or (C) enter into any agreement to do any of the foregoing without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion).

         (f) Property Management Agreements and Employees. Seller shall terminate as of the Closing any property management agreement affecting the Property. Seller shall be solely responsible for the payment of any and all wages, salaries, vacation and/or sick leave compensation, pension or profit sharing benefits and other benefits or compensation inuring to the benefit of any and all employees of Seller, any affiliate or agent, employed at the Property through the Closing Date, and all such employees shall, at Seller's cost and expense, be terminated or otherwise employed by Seller effective as of the Closing Date.

         (g) Notice of Change in Circumstances. Seller shall promptly notify Buyer of any change in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Seller has Knowledge subsequent to the date of this Agreement which (i) materially, adversely affects the Property or any portion thereof or the use or operation of the Property or any portion thereof, (ii) makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, or (iii) makes any covenant or agreement of Seller under this Agreement incapable or less likely of being performed, it being expressly understood that Seller's obligation to provide information to Buyer under this Section shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties, covenants or agreements under this Agreement.

         (i) Development Activities. Seller shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). Seller hereby agrees to reasonably cooperate with Buyer in Buyer's efforts to obtain such governmental approvals as Buyer deems necessary to permit Buyer to operate the Property as Buyer wishes.

         (j) Litigation. Seller shall not allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion). In the event Seller receives any notice of any proceeding of the character described in Sections 11(a)(vi) or 11(a)(xviii) which has not been previously disclosed to Buyer prior to the Closing, Seller shall promptly advise Buyer in writing.

15.      INDEMNIFICATION.

         Except as otherwise set forth herein, Buyer hereby indemnifies and agrees to defend and hold Seller harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Seller hereby indemnifies and agrees to defend and hold Buyer harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing. Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The provisions of this Section 15 shall survive the Closing.

16.      AFFIRMATIVE REPRESENTATIONS BY SELLER.

         All documents executed by Seller which are to be delivered to Buyer at the Closing are to be or at the time of Closing will be duly executed and delivered by Seller (or assignee), and are or at the Closing will be legal, valid and binding obligations of Seller, and do not and at the time of Closing will not violate any provisions of any agreement, mortgage, deed, note or other document or instrument to which Seller is a party or to any court order to which Seller is subject.

17.      REPRESENTATIONS AND WARRANTIES OF BUYER.

         All documents executed by Buyer which are to be delivered to Seller at the Closing are to be or at the time of Closing will be duly executed and delivered by Buyer (or assignee), and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement, mortgage, deed, note or other document or instrument to which Buyer is a party or to any court order to which Buyer is subject.

18.      LOSS BY CASUALTY; CONDEMNATION.

         (a) Casualty. Until the date of Closing hereunder, the risk of loss of, or damage to, the Property by fire or other casualty, and the risk of its being taken in whole or in part by eminent domain, shall be on Seller. If the Property or any part thereof is damaged by fire or other casualty, Seller shall immediately notify Buyer of such fact and one of the following shall apply: If the damage to the Property cannot reasonably be repaired, or if Seller elects not to repair the damage to the Property, or if the Property is entirely or substantially destroyed, Buyer shall have the option of taking the Property in its altered condition, together with the proceeds of all insurance payable with respect to the damage or destruction, and paying the Purchase Price therefore. Alternatively, within thirty (30) days following any fire or other casualty (notwithstanding the expiration of Buyer's due diligence period or the pendency of the scheduled Closing Date. Buyer may elect to rescind this Agreement, in which event all amounts theretofore paid by Buyer to or for the account of Seller shall be returned to Buyer.

         (b) Condemnation. If all or any portion of the Property is taken or threatened by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option to terminate this Agreement by delivering written notice to Seller not later than thirty (30) days after delivery of such notice from Seller. Upon such termination, Escrow Agent shall immediately return the Deposit to Buyer, the parties shall equally share the Cancellation Charges, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer does not elect to terminate this Agreement, Seller shall not compromise, settle or adjust any award without Buyer's prior written consent (which consent may be withheld in Buyer's sole and absolute discretion); provided, however, that Buyer is in compliance with the terms, covenants and conditions of this Agreement. At the Closing, Seller shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep all awards for such taking or pending or contemplated taking.

19.      POSSESSION.

         Possession of the Property free of any rights of any other party in possession shall transfer to the Buyer at the Closing.

20.      BACK UP OFFERS.

         Seller reserves the right to solicit back up offers on the Property and to enter into contracts for the sale of the Property which are expressly subject to Buyer's rights under this Agreement. However, Seller agrees that during the term of this Agreement, Seller shall not list the Property for sale or otherwise actively market the Property in a manner which would suggest that this Agreement is not fully binding. Prior to the termination of this Agreement, Seller shall not distribute any Property Documents to any potential back up buyers and shall not permit such other buyers to perform any physical diligence of the Property.

21.      MISCELLANEOUS.

         (a) Notices. Any notice, consent, request, approval, waiver, or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, by reputable overnight delivery service or by facsimile transmission (with in the case of a facsimile transmission, confirmation by reputable overnight delivery service) or five (5) days after deposited in the United States mail, certified mail, postage prepaid, return receipt required, and addressed as follows:

                  If to Seller:             Mr. Dinesh Maniar
                                            MONTGOMERY REALTY GROUP, INC.
                                            400 Oyster Point Blvd., Suite 415
                                            So. San Francisco, CA  94080
                                            Telephone: (650) 266-8080
                                            Facsimile: (650) 266-8089

                  With a copy to:           James T. Graeb, Esq.
                                            400 Oyster Point Blvd., Suite 415
                                            So. San Francisco, CA 94080
                                            Telephone: (650) 266-8080
                                            Facsimile: (650-266-8089

                  If to Buyer:              Winston & Strawn LLP
                                            101 California Street, Suite 3900
                                            San Francisco, California 94111
                                            Attention: Stephen I. Berkman, Esq.
                                            Telephone: (415) 591-1420
                                            Facsimile: (415) 591-1400

                  With a copy to:           Mayer, Brown, Rowe & Maw LLP
                                            350 South Grand Avenue -- 25th Floor
                                            Los Angeles, California 90071
                                            Attention: David Y. Gan, Esq.
                                            Telephone: (213) 229-5172
                                            Facsimile: (213) 576-8181

or such other address as either party may from time to time specify by notice hereunder to the other. Notices given by facsimile transmission shall be deemed to be delivered as of the date and time when transmission and receipt of such facsimile is when confirmed; and all other notices shall have been deemed to have been delivered on the date of delivery or refusal.

         (b) Brokers and Finders. Seller shall be responsible for the payment of brokerage fees and/or commissions relating to this transaction to Robert J. Sullivan and Bruce Paris of CB Richard Ellis (collectively, the "Brokers") in such an amount as are set forth in a separate agreement. Said commissions shall be paid by Seller from Escrow at the Closing. Seller and Buyer each hereby represent, warrant to and covenant to each other that it has not dealt with any third party other than the Brokers in a manner which would obligate the other to pay any brokerage commission, finder's fee or other compensation due or payable with respect to the transaction contemplated hereby. Seller hereby indemnifies and agrees to protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section 21(b). Buyer hereby indemnifies and agrees to protect, defend and hold Seller harmless from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, charges and disbursements) incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section 21(b). Nothing in this Section or Agreement shall create any third party beneficiary rights in favor of any broker. The provisions of this paragraph shall survive the Closing.

         (c) Successors and Assigns; Third Parties. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns. Without being relieved of any liability under this Agreement, Buyer reserves the right to take title to the Property in a name or assignee other than Buyer. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         (d) Assignment. Except as provided in this Section 21, neither party to this Agreement may assign this Agreement to another party, except that either party may assign this Agreement to an IRC ss. 1031 exchange accommodator in accordance with Section 21(k) hereof.

         (e) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

         (f) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

         (g) Merger of Prior Agreements. This Agreement contains the entire agreement of the parties and supersedes all prior negotiations, correspondence, letters or intent, understandings and agreements between the parties, relating to the subject matter hereof.

         (h) Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         (i) Venue. Seller and Buyer mutually agree that in the event any lawsuit is commenced regarding this Agreement or the Property's condition, use management, or related matters, then the venue shall be in the State of California, County of San Mateo.

         (j) Time of the Essence. Time is of the essence with respect to all matters contemplated by this Agreement.

         (k) Exchange Transaction. In the event that either party elects to consummate the transaction contemplated herein by virtue of an exchange transaction under Section 1031 of the Code, the other party shall cooperate with exchanging party so as to consummate this transaction pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, subject to the following conditions:

                  (i) The period for the Closing shall not be extended by such exchange transaction;

                  (ii) No stranger to the transaction shall take title to any property as part of any such exchange transaction;

                  (iii) Neither party shall be required to advance any funds whatsoever or incur any obligation or liability whatsoever in connection with any such exchange transaction; and/or

                  (iv) If either party uses a qualified intermediary or exchange accommodation titleholder to effectuate the exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other.

         (l) Breach by Seller. In the event that Seller breaches its obligations or defaults under this Agreement, Buyer shall be entitled to pursue any remedy available to Buyer hereunder at law or in equity, including, without limitation, the specific performance of this Agreement. Notwithstanding the foregoing, Buyer shall not be entitled to exercise a remedy to sue Seller for damages except to the extent (i) any Seller Party commits fraud or intentional misconduct or (ii) any Seller Party directly acts or fails to act in violation of this Agreement. Seller and Buyer hereby acknowledge and agree that the Property, given its location, entitlements, density, size, condition, access, proximity to other amenities and other factors, is unique to Buyer and, therefore, Buyer shall be entitled to the remedy of specific performance in the event of a breach by Seller. Any damage claim by Buyer shall be limited by Sections 13(b) and 13(e) hereof.

         (m) Attorneys' Fees. Seller and Buyer shall each bear their own attorneys' fees in the performance of this Agreement; provided, however, that in the event of a dispute between Buyer and Seller regarding enforcement or interpretation of this Agreement, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable attorneys' fees costs and expenses generated by reason of said dispute.

         (n) Headings. The headings of the various sections of this Agreement are for the convenience of the parties and shall not be used in the interpretation of this Agreement.

         (o) Interpretation. This Agreement shall be construed according to the normal meaning of words and phrases, and shall not be read against either party to this Agreement. In any dispute regarding interpretation of this Agreement, the Court shall seek to base its interpretation on the normal meaning of such words and phrases.

         (p) Days and Business Days. As used in this Agreement, the term "day" shall refer to a calendar day and the term "business day" shall refer to any calendar day other than a legal holiday in the State of California, Saturday or Sunday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday under the laws of the State of California, the date for performance thereof shall be extended to the next business day.

         (q) Other Construction. As used herein the term "may" is permissive and the term "shall" is mandatory. The term "will" means the statement of an intention and not an obligation. The singular shall include the plural and the neuter, the masculine and feminine.

         (r) Further Assurances. Each party agrees to cooperate with the other party and to execute such additional instruments and documents as may be reasonably necessary or proper in order to carry out the provisions of this Agreement.

         (s) No Waiver. The waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Agreement and shall not be considered a waiver of any other covenant, condition or promise. The waiver shall not constitute a waiver of time for performing any other act or any identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any remedy provided by law, and the provisions in this Agreement for any remedy shall not exclude any other remedy unless such remedy is expressly excluded.

         (t) Invalid Provisions. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, unenforceable or illegal in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth.

         (u) Schedules; Exhibits. All schedules and exhibits attached are incorporated into this Agreement.

         (v) Confidentiality. Buyer and Seller shall keep the pendency of this transaction, the documents and information supplied by the parties to each other and the terms and conditions of the transaction contemplated by this Agreement confidential and shall not disclose any information regarding the same prior to the Closing; provided, however, that both Buyer and Seller shall have the right to disclose the terms of this Agreement and other information to their respective directors, officers, employees, agents, contractors, attorneys, consultants and such other persons or entities from whom consent to transfer is required, provided that the parties shall inform all persons receiving such information of the confidentiality requirement and (to the extent within such party's control) cause such confidence to be maintained. Buyer acknowledges that Seller is a publicly traded corporation and must make certain filings with the Securities and Exchange Commission (hereinafter "SEC"), including reporting of all material contracts. This Agreement is a material contract. Accordingly,

Seller is permitted to make all necessary or appropriate governmental disclosures, and if an inquiry is made by third parties regarding this sale, Seller may make appropriate disclosures as required by the federal securities laws of the United States. In compliance with said laws, Seller shall use its best efforts to maintain confidentiality of this Agreement, the identity of the Buyer and any parent or other entity which owns or controls Buyer. Buyer shall have the right to make inquiries regarding the Property of governmental officials and current and former service providers, contractors, tenants and other persons having knowledge of the Property and shall have the right to state as the basis for any such inquiries that Buyer has entered into this Agreement with Seller for the purchase and sale of the Property. This confidentiality provision applies to any and all environmental studies, which studies shall become the sole property of Seller if Buyer terminates this Agreement in accordance with Section 8 above. Upon the termination of this Agreement prior to the Closing, Buyer shall return to Seller and Seller shall return to Buyer, promptly upon request, all copies of documents and materials supplied by Seller to Buyer and Buyer to Seller, as applicable. Disclosure of information shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge as a result of the Closing of this transaction of from sources other than the parties or their agents, employees, contractors, attorneys or consultants.

         (w) Expenses. Subject to the allocation of Closing Expenses provided in
Section 10(h) hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date set forth above.

                                         SELLER:
                                         MONTGOMERY REALTY GROUP, INC.,
                                         A NEVADA CORPORATION


                                         By: /s/ Dinesh Maniar
                                            ------------------------------------
                                            Mr. Dinesh Maniar
                                            Its:  President



                                         BUYER:
                                         GULL AVENUE, LLC,
                                         A DELAWARE LIMITED LIABILITY COMPANY


                                         By:   /s/ Jennifer Pappas
                                            ------------------------------------
                                         Name:  Jennifer Pappas
                                         Its:  V.P. & Assistant Secretary

ESCROW AGENT:

The undersigned Escrow Agent accepts the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.


                                        FIRST AMERICAN TITLE INSURANCE COMPANY,
                                        A CALIFORNIA CORPORATION


                                        By:/s/ Kat Van Steenhuyse
                                        Name:  Kat Van Steenhuyse
                                        Its:  Vice President

                                   EXHIBIT "A"

                          DESCRIPTION OF REAL PROPERTY

                           [TO BE PROVIDED BY SELLER]

                                   EXHIBIT "B"


                            LIST OF PERSONAL PROPERTY
                         TO BE DELIVERED AT THE CLOSING

                           [TO BE PROVIDED BY SELLER]

                                   EXHIBIT "C"

                                  BILL OF SALE

         For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MONTGOMERY REALTY GROUP, INC., a Nevada corporation (hereinafter the "Seller") does hereby unconditionally, absolutely, and irrevocably sell, assign, convey, transfer, and deliver without reservation to GULL AVENUE, LLC, a Delaware limited liability company, or its Assignee (hereinafter the "Buyer"), the following personal property which Seller warrants to be free and clear of all encumbrances, to wit, the personal property is itemized on the Schedule of Personal Property attached hereto and incorporated herein by this reference. All such personal property is sold in its "as is" condition.

         Seller does hereby covenant with Buyer that the undersigned is the lawful owner of such personal property, the personal property is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature other than Permitted Exceptions (as defined in that certain Purchase and Sale Agreement and Joint Escrow Instructions [the "Agreement"] dated as of ________ ___, 2006, by and between Seller and Buyer) and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

         Seller hereby agrees to indemnify, protect, defend and hold Buyer harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Buyer in connection with the personal property and arising prior to the Closing (as defined in the Agreement).

         This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         This Bill of Sale and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

         In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing, without limitation, reasonable attorney's fees.

                                        SELLER:
                                        MONTGOMERY REALTY GROUP, INC.,
                                        A NEVADA CORPORATION
                                        By:____________________________________
                                             Mr. Dinesh Maniar
                                             Its ______________________________
                                             Dated: _____________________, 2006

                                        BUYER:
                                        GULL AVENUE, LLC,
                                        A DELAWARE LIMITED LIABILITY COMPANY
                                        By:      ______________________________
                                        Name:    ______________________________
                                        Its:     ______________________________
                                        Dated:   ________________________, 2006

                          SCHEDULE OF PERSONAL PROPERTY

                                   EXHIBIT "D"

                                    THE DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Attention:

MAIL TAX STATEMENTS TO:

                                   GRANT DEED

The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records.

         FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, MONTGOMERY REALTY GROUP, INC., a Nevada corporation ("Grantor"), hereby GRANTS to GULL AVENUE, LLC, a Delaware limited liability company ("Grantee"), that certain real property located in the County of San Mateo, State of California and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Property"), together with (i) all improvements located thereon, (ii) all rights, privileges, easements and appurtenances appertaining to the Property, and (iii) all right, title and interest of Grantor (if any) in, to and under adjoining streets, rights of way and easements.

         IN WITNESS WHEREOF, Grantor has caused its duly authorized representatives to execute this instrument as of __________ __, 2006.


GRANTOR:                                       MONTGOMERY REALTY GROUP, INC.,
                                               a Nevada corporation,

                                               By:______________________________
                                                  Mr. Dinesh Maniar
                                                  Its:

Assessor's Parcel Number(s): ___________

STATE OF CALIFORNIA        )
                           )
COUNTY OF ___________      )

         On _____ ___, 2006, before me, ______________________, a Notary Public in and for said State, personally appeared _________________________ and ___________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

Signature                                                     (Seal)

                                    EXHIBIT A

                        Legal Description of the Property

                        STATEMENT OF TAX DUE AND REQUEST
                     THAT TAX DECLARATION NOT BE MADE A PART
                             OF THE PERMANENT RECORD
                      IN THE OFFICE OF THE COUNTY RECORDER

               (Pursuant to Cal. Rev. and Tax Code Section 11932)

To:      Registrar - Recorder
         County of San Mateo

Request is hereby made in accordance with the provision of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

                  MONTGOMERY REALTY GROUP, INC.,
                  a Nevada corporation, as Grantor,

                                            and

         GULL AVENUE, LLC, a Delaware limited liability company, as Grantee.

The property described in the accompanying document is located in San Mateo County, California.

The amount of tax due to the County of San Mateo on the accompanying document is $____________, computed on full value of property conveyed.


GRANTOR:                                      MONTGOMERY REALTY GROUP, INC.,
                                              a Nevada corporation


                                              By:
                                                 Mr. Dinesh Maniar
                                                 Its:



NOTE: After the permanent record is made, this form will be affixed to the conveying document and returned with it.

                                   EXHIBIT "E"



                              SELLER'S CERTIFICATE


         The undersigned hereby certifies to GULL AVENUE, LLC ("Buyer") that, as of the date hereof:
1. all of the representations, covenants and warranties of MONTGOMERY REALTY GROUP, INC. A NEVADA CORPORATION ("Seller") made in or pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of ________ ___, 2006 (the "Agreement"), between Seller and Buyer are true, accurate, correct and complete;
2. all conditions to the Closing (as such term is defined in the Agreement) that Seller was to satisfy or perform have been satisfied and performed; and
3. all conditions to the Closing that Buyer was to perform have been satisfied and performed.

                                              SELLER:
                                              MONTGOMERY REALTY GROUP, INC.,
                                              A NEVADA CORPORATION


                                              By:______________________________
                                                 Mr. Dinesh Maniar,
                                                 Its President

                                   EXHIBIT "F"

                              NON-FOREIGN AFFIDAVIT

1. Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.
2. In order to inform GULL AVENUE, LLC, a Delaware limited liability company, and its nominees, designees and assigns (collectively, "Transferee"), that withholding of tax is not required upon the disposition by MONTGOMERY REALTY GROUP, INC. A NEVADA CORPORATION ("Transferor"), of the United States real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Property"), the undersigned Transferor certifies and declares by means of this certification, the following:
         a. Transferor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Income Tax Regulations).
         b. Transferor's federal taxpayer identification number is: __________.
         c. Transferor's address is:
3. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained in this certification may be punished by fine, imprisonment, or both.
         Under penalty of perjury, Transferor declares that it has carefully examined this certification and it is true, correct and complete, and the undersigned declares that it has authority to sign this document on behalf of Transferor.

         IN WITNESS WHEREOF, Mr. Dinesh Maniar has executed this certificate.

                                            MONTGOMERY REALTY GROUP, INC.,
                                            A NEVADA CORPORATION


                                            By:________________________________
                                               Mr. Dinesh Maniar
                                               Its ______________________
                                               Dated: ___________________, 2006


                                    EXHIBIT A

                        Legal Description of the Property

                                   EXHIBIT "G"


                  ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES,
                        GUARANTIES AND OTHER INTANGIBLES


         THIS ASSIGNMENT OF SERVICE CONTRACTS, WARRANTIES, GUARANTIES AND OTHER INTANGIBLES is made and entered into this _______ day of ________, 2006, by MONTGOMERY REALTY GROUP, INC., a Nevada corporation ("Assignor"), in favor of GULL AVENUE, LLC, a Delaware limited liability company ("Assignee").

         For Good and Valuable Consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee all of its right, title, claim, and interest in and under:

         (A) all warranties and guaranties set forth in "Schedule 1" attached hereto, made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated, or comprising a part of any building or other improvement situated on, any part of that certain real property described in Exhibit "A" to that certain Purchase and Sale Agreement and Joint Escrow Instructions (the "Agreement") dated as of ________ ___, 2006, by and between Assignor and Assignee (collectively, the "Warranties and Guaranties");

         (B) all of the service contracts listed in "Schedule 2" attached hereto (collectively, the "Service Contracts"); and

         (C) the Intangibles (as defined in the Agreement) (together with the Warranties and Guaranties and the Service Contracts, the "Property").

         ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

         1. Assignor covenant that the Warranties and Guaranties described in
Schedule 1 and the Service Contracts described in Schedule 2 are in full force and effect and there exist no defaults thereunder, nor any acts or events which with the passage of time or the giving of notice could become defaults thereunder, on the part of any party thereto.

         2. Assignor represents and warrants that (a) its title to the Intangibles is free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature other than the than Permitted Exceptions (as defined in the Agreement) and (b) Assignor has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Assignee, its successors and assigns, against the claims and demands of all persons whomsoever.

         3. Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Assignee in connection with the Property and arising prior to the Closing (as defined in the Agreement).

         4. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         5. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

         6. In the event of any litigation between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing, without limitation, reasonable attorney's fees.

         3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest, and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

                                          ASSIGNOR:
                                          MONTGOMERY REALTY GROUP, INC.,
                                          A NEVADA CORPORATION


                                          By:________________________________
                                             Mr. Dinesh Maniar
                                             Its ____________________________
                                             Dated: ___________________, 2006


                                          ASSIGNEE:
                                          GULL AVENUE, LLC,
                                          A DELAWARE LIMITED LIABILITY COMPANY


                                          By:   ________________________________
                                          Name: ________________________________
                                          Its:  ________________________________
                                          Dated:__________________________, 2006

                                   EXHIBIT "H"

                PENDING OR THREATENED LITIGATION AND/OR LAWSUITS

                           [TO BE PROVIDED BY SELLER]

                                   EXHIBIT "I"

                               PROPERTY DOCUMENTS


No.          Item                                                                  Delivered
---------------------------------------------------------------------------------- -----------------------------------
1.       Property Information
---------------------------------------------------------------------------------- -----------------------------------
         a. A list of Personal Property to be sold to Buyer (including any leased personal property) and all documentation evidencing the ownership thereof (specifically excluding all Personal Property not part of the sale to Buyer.
         b. All documents evidencing the Intangibles
         c. Copies of all outstanding labor, service, equipment, supply, management, maintenance, concession, utility, construction and operating contracts, and any amendments thereto to which Seller is a party (collectively, the "Service Contracts")
         d. Property Sales Contracts (prior purchase and sales agreements with surviving representations, warranties, indemnities or preferential rights to purchase or lease, first right of negotiation or refusal regarding the same or other option rights)
         e. Copies of any Ground Leases and amendments thereto
         f. Copies of all Approvals
         g. Property Association Documents: including Conditions, Covenants and
            Restrictions, Association Articles of Incorporation and Bylaws,
            Financial Statements, Budgets and Information on Reserves,
            Reciprocal Easement Agreements
         h. Capital Improvement and Preventative Maintenance Program
---------------------------------------------------------------------------------- -----------------------------------
2.       Drawings and Specifications, Maps, Plans, Photographs and Appraisals
---------------------------------------------------------------------------------- -----------------------------------
         a. All as-built plans and specifications, site plans, aerial photographs, floor plans, CAD drawing and other similar maps, plans and drawings.
         b. American Land Title Association (ALTA) Survey sufficient to obtain extended coverage Owner's Policy of Title Insurance
         c. Appraisals
---------------------------------------------------------------------------------- -----------------------------------
3.       Insurance Information
---------------------------------------------------------------------------------- -----------------------------------
         a. Statement of insurance coverage and premiums by policy type, and evidence of insurance
         b. Copies of all pending insurance claims and insurance-related litigation documents
---------------------------------------------------------------------------------- -----------------------------------

No.          Item                                                                  Delivered
---------------------------------------------------------------------------------- -----------------------------------
4.       Governmental Documents
---------------------------------------------------------------------------------- -----------------------------------
         a. Development Agreements
         b. Building Permits
         c. Certificates of Occupancy/Completion
         d. Variances
         e. Special Conditional Use Permits for Building
         f. Special Agreements with Utilities and Districts
         g. Environmental Impact Reports (EIR)
         h. Negative declarations
         i. Other zoning, entitlements and developments rights agreements and information
         j. Any notices of violation, citations, or compliance orders related to the foregoing
---------------------------------------------------------------------------------- -----------------------------------
5.       Engineering Reports and Studies
---------------------------------------------------------------------------------- -----------------------------------
         a. Geological, soils, geotechnical, flood zone studies
         b. Mechanical, structural, electrical, architectural, engineering and physical inspection reports which relate to the physical condition, development and operation of the Property or recommended
            improvements thereto, including any seismic retrofit and ADA compliance reports.
         c. All reports, studies, audits, assessments and information concerning
            Material of Environmental Concern, if any including any
            investigation or remediation reports.
         d. Any notices of violation, citations, or compliance orders related to the foregoing
---------------------------------------------------------------------------------- -----------------------------------
6.       Seller Information
---------------------------------------------------------------------------------- -----------------------------------
         a. Organizational Documents
         b. Authority Documents or Certificates
---------------------------------------------------------------------------------- -----------------------------------
7.       Title Information
---------------------------------------------------------------------------------- -----------------------------------
         a. Existing Title Policy
         b. Current Preliminary Title Report or Commitment and legible copies of all underlying documents referenced therein, deed vesting Seller with title, and any maps referenced in the legal description for the
            Property

                                       2